Pampa Energía S.A.
Maipú 1 - Piso 19
C1084ABA Ciudad Autónoma de Buenos Aires
República Argentina

Ladies and Gentlemen:

We hereby consent to the references to Gaffney, Cline & Associates and to the inclusion of our third-party letter report dated March 9, 2017, as set forth under the sections “Item 4 Information on the Company–Exploration and Production Overview–Oil and Gas Reserves,” “Item 19 Exhibits,” and as Exhibit 13.2 in Pampa Energía Sociedad Anónima’s (PAMPA) report on Form 20-F for the year ended December 31, 2016, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated March 9, 2017, contains our independent audit of the proved crude oil, condensate, natural gas liquids, gasoline and marketable gas reserves as of December 31, 2016, of certain selected properties in Argentina in which PAMPA holds interests.

     Yours sincerely,
 Gaffney, Cline & Associates

Sergio Paredes
Principal Advisor

SOP/sop/AB-16-2039.00
Pampa Energía S.A.

Petrolera Pampa S.A.
Maipú 1 - Piso 19
C1084ABA Ciudad Autónoma de Buenos Aires
República Argentina

Ladies and Gentlemen:

We hereby consent to the references to Gaffney, Cline & Associates and to the inclusion of our third-party letter report dated March 9, 2017, as set forth under the sections “Item 4 Information on the Company–Exploration and Production Overview–Oil and Gas Reserves,” “Item 19 Exhibits,” and as Exhibit 13.2 in Pampa Energía Sociedad Anónima’s (Petrolera Pampa S.A.´s controlling entity) report on Form 20-F for the year ended December 31, 2016, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated March 9, 2017, contains our independent audit of the proved crude oil, condensate, natural gas liquids, gasoline and marketable gas reserves as of December 31, 2016, of certain selected properties in Argentina in which Petrolera Pampa S.A. holds interests.

     Yours sincerely,
Gaffney, Cline & Associates

Sergio Paredes
Principal Advisor

SOP/sop/AB-16-2039.00
Petrolera Pampa S.A.